EXHIBIT 23.1 — CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated May 24, 2007, accompanying the consolidated financial statements included in the Annual Report of Morgan’s Foods, Inc. on Form 10-K for the year ended February 25, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Morgan’s Foods, Inc. on Form S-8 (File No. 333-91157, effective November 17, 1999).
/s/ GRANT THORNTON LLP
Cleveland, Ohio
May 24, 2007

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